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                                                                    EXHIBIT 23.2
                     [RYDER SCOTT COMPANY, L.P. LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


Board of Directors
3TEC Energy Corporation
Houston, Texas

     As independent petroleum engineers, we hereby consent to the incorporation by reference into this registration statement on Form S-8 and the prospectus included herein of our summary letters dated December 16, 1999, May 25, 2000 and May 31, 2000, regarding our estimates of the proved oil and natural gas reserves of 3TEC Energy Corporation as of December 31, 2000. We further consent to all references to our Firm in previous filings that are incorporated by reference herein, including our reserve estimates of the oil and natural gas properties acquired by 3TEC Energy Corporation from Floyd Oil Company, Magellan Exploration LLC, C.W. Resources, Inc., and the HGW Properties.

                              RYDER SCOTT COMPANY, L.P.

                              /s/ RYDER SCOTT COMPANY, L.P.
                              _______________________________


Houston, Texas
October 26, 2001